UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

At the open of business on March 8, 2013, Monarch Financial Holdings, Inc. (the “Company”) forced the conversion of its Series B Non-cumulative Convertible Perpetual Preferred Stock (“Preferred”). The conversion ratio was 3.75 shares of Common Stock for every 1 share of Preferred Stock. On that date there were 235,920 shares of Preferred Stock outstanding which were converted to approximately 884,690 shares of Common Stock. Cash was paid in lieu of fractional shares. As of the end of day March 8, 2013, the Company had zero (0) shares of Preferred Stock outstanding and approximately 10,395,600 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: March 14, 2013	/s/ Brad E. Schwartz
Brad E. Schwartz
Chief Executive Officer

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